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                                                                EXHIBIT 5.1

                 [HELLER, EHRMAN, WHITE & McAULIFFE Letterhead]

                                October 31, 1996


MIDCOM Communications Inc.
1111 Third Avenue
Seattle, Washington  98101

         Re: Registration Statement on Form S-8 under the Securities Act of 1933, as amended

Ladies and Gentlemen:

         MIDCOM Communications Inc., a Washington corporation (the "Company"), has requested our opinion with respect to certain matters relating to the registration statement on Form S-8 (the "Registration Statement") which the Company will be filing with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended, of an additional 3,000,000 shares (the "Shares") of the Company's common stock, par value $.0001 (the "Common Stock"), issuable by the Company upon the exercise of options (the "Options") granted pursuant to the MIDCOM Communications Inc. Amended and Restated 1993 Stock Option Plan (the "Plan").

         The Shares are currently unissued shares of the Company. The Shares are to be sold to employees of the Company, consultants to the Company and members of the Company's board of directors (the "Board") as described in the Plan.

         We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the authenticity and conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary and appropriate for our opinion:

         1. The Amended Articles of Incorporation of the Company, certified by the Secretary of State of the State of Washington as of October 29, 1996 and certified to us by an officer of the Company as being complete, unamended and in full force and effect as of the date of this opinion;

         2. A Certificate of Existence/Authorization relating to the Company issued by the Secretary of State of the State of Washington, dated as of October 29, 1996;

         3. The Bylaws of the Company, certified to us by an officer of the Company as being complete, unamended and in full force and effect as of the date of this opinion;

         3. Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the Board and the shareholders of the Company relating to the adoption and amendment of the Plan;

         4.       The Plan;



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         5.       Forms of Nonqualified Stock Option Agreement and Incentive
                  Stock Option Agreement (the "Option Agreements");

         6. Information provided by the Company's transfer agent as to the number of outstanding shares of Common Stock as of October 31, 1996;

         7. A Certificate of the Company's inspector of election at the Company's annual meeting of shareholders, dated as of October 29, 1996; and


         8. A certificate of an officer of the Company, dated as of the date of this opinion, stating that no dissolution proceedings have been commenced with respect to the Company.

         This opinion is limited to the laws of the State of Washington and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and subject to the assumptions and qualifications expressed herein, it is our opinion that upon exercise of the Options, payment of the exercise price for the Shares and issuance and delivery of the Shares pursuant to the terms of the Plan and the relevant Option Agreements, such Shares will be validly issued, fully paid and non-assessable.

         Our opinion is qualified to the extent that in the event of a stock split, share dividend or other reclassification of the Common Stock effected subsequent to the date hereof, the number of shares of Common Stock issuable upon the exercise of Options may be adjusted automatically, as set forth in the terms of the Plan, such that the number of such shares may exceed the number of Company's remaining authorized, but unissued shares of Common Stock at the time the Options are exercised.

         We expressly disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

         We hereby authorize and consent to the use of this opinion as Exhibit
5.1 to the Registration Statement.

                                             Very truly yours,

                                             HELLER, EHRMAN, WHITE & McAULIFFE